SNAP

23 Troyer Court, Thornhill, Ontario, Canada L4J 2M6
P: 516.247.1909 F: 516.686.0676

Purchase and Sale Agreement for Future Receivables ("Agreement")[1]

Split with Notary

SELLER INFORMATION

Business Legal Name of Merchant: Canadian Teleradioligy Services Inc

D/B/A: Custom Teleradioligy Services **Date Business Started:** 03/2009

Date that the Guarantors became legal owners of the Merchant business: ______

Province of Incorporation/Organization: ON

Type of Entity: ☑ Corporation ☐ Limited Partnership ☐ Non-Profir Corporation ☐ Partnership ☐ Sole Proprietorship

Federal Business No.: 84-7113271

HST No.: ______

Physical Address: 157 Adelaide St W, Suite 603

City: Toronto **Province:** ON **Postal Code:** M5H 4E7

Mailing Address: 157 Adelaide St W, Suite 603

City: Toronto **Province:** ON **Postal Code:** M5H 4E7

Business Phone #: (647) 288-1500 **Cell Phone #:** (647) 288-1500 **Fax#:** ______

Email Address: mitch@medicalimagingcorp.com **Web Site URL:** [illegible]

Bank Name: TD CANADA TRUST

Account #: ______ **Bank #:** ______

Branch #

[1] This Purchase and Sale Agreement for Future Receivables and any addenda or riders attached hereot, including but not limited to the Limited Personal Guarantee, shall hereinafter be referred to as this "Agreement".

Sellers Initials

OWNER/GUARANTOR INFORMATION

Name of Owner or Principal #1: Mitchell Geisler Email Address: mitch@medicalimagingcorp.com

Date of Birth: 12/05/1970 SSN: XXX-XX-6320 % owned of Business: 100.00

Contact Phone Number: (647) 288-1508 Secondary Contact Phone Number: (647) 288-1508

Residential Address: 157 Adelaide St West, 603, Toronto, ON M5H4E7

Mailing Address: 157 Adelaide St West, 603, Toronto, ON M5H4E7

Name of Owner or Principal #2: N/A Email Address:

Date of Birth: SSN: % owned of Business:

Contact Phone Number: Secondary Contact Phone Number:

Residential Address:

Mailing Address:

Name of Owner or Principal #3: N/A Email Address:

Date of Birth: SSN: % owned of Business:

Contact Phone Number: Secondary Contact Phone Number:

Residential Address:

Mailing Address:

TERMS OF THE AGREEMENT

Snap Advances ULC (together with its successors and/or assigns as provided for herein, the ("Buyer")) hereby purchases from the merchant set forth above (the "Seller"), a percentage, as specified below (the "Purchased Percentage"), of each future accounts and contract rights arising from or relating to payment of gross amounts of monies by customers of the Seller through credit card, debit card, bank card and/or other charge card receivable due to the Seller from its credit card processor until the Buyer has received the amount specified below (the "Purchased Amount") for the purchase price ("Purchase Price") set forth below:

- **Purchase Price:** $ 143,500.00
- **Specific Purchased Percentage:** $765.00/10.00 %
- **Purchased Amount:** $ 203,770.00

In partial consideration for the foregoing, the Seller hereby agrees to enter into a credit card processing agreement reasonably acceptable to the Buyer with a credit card processor (who shall serve as Seller's sole credit card processor), in order to obtain credit card processing services, and the Seller hereby authorizes such new credit card processor to pay to Buyer rather than to the Seller the cash attributable to the Purchased Percentage of each receivable due to the Seller from such processor, until the Buyer has received an amount equal to the Purchased

Sellers Initials

Amount. Seller also authorizes its credit card processor and all applicable third parties to provide to Buyer and its agents all information necessary to permit them to determine the amount to be paid to Seller through credit card, debit card, bank card and/or other charge card receivables. Each Guarantor (as defined below) acknowledges and agrees that Seller going bankrupt or out of business, in and of itself, does not constitute a breach of this Agreement. **Each Guarantor agrees to Section 6 of this Agreement, which allows Buyer and each Guarantor to elect individual arbitration of disputes.**

1. **PROCESSING AGREEMENT**

Section 1.1 *Processing Agreement.* Simultaneously with the execution of this Agreement, the Seller shall enter into a processing agreement (the "Processor Agreement") with a credit card and/or debit card processor acceptable to the Buyer, as indicated in a writing from the Buyer.

(a) Such Processing Agreement, as well as this Agreement, authorizes the credit card and/or debit card processor to pay to Buyer rather than to the Seller the cash attributable to the Purchased Percentage of each receivable due to the Seller there under, until the Buyer has received an amount equal to the Purchased Amount. Seller hereby authorizes its credit card processor and all applicable third parties to provide to Buyer and its agents all information necessary to permit them to determine the amount to be paid to Seller from credit card and debit card receipts.

(b) This authorization may only be revoked with the prior written consent of the Buyer, and the agreement with the Seller's credit card processor cannot be amended or terminated without the prior written consent of the Buyer. In the event that the Buyer determines, in its sole discretion, that the authorized credit card processor utilized by the Seller is no longer acceptable, the Seller shall have five (5) business days, upon receipt of written notice from the Buyer, to terminate its relationship with its credit card processor and to enter into a similar processing agreement with a new credit card processor acceptable to the Buyer. If Seller refuses to switch its credit card processor as required by Buyer, this shall be considered a material breach of this Agreement and an event of default according to Section 4.7 of this Agreement, and Buyer shall be entitled to remedies outlined in Section 4.8 of this Agreement.

The Seller agrees to execute any documents and/or agreements in order to implement the foregoing.

Section 1.2 *Liability.*

(a) The Seller hereby holds the Buyer harmless for any and all liabilities that may arise as a result of any actions taken by the Seller's credit card and/or debit card processor which is not expressly provided or explicitly stated herein. Seller understands that Buyer has no financial affiliation with the credit card processor and Buyer hereby expressly states to Seller that it makes no representations on the delivery of funds from the credit card processor.

(b) Seller shall indemnify the Buyer, its affiliates and its and their officers, directors, managers, employees, agents, representatives, successors and assigns, against all losses, damages, claims, liabilities and expenses (including reasonable attorney's fees) incurred by Buyer as a result of enforcing its rights under this Agreement and/or in defense of a claim by a third party against the Buyer based upon its relationship with the Seller in this Agreement.

(c) Buyer shall not be otherwise liable for any claims, losses or other damages under any agreement of Seller with any third party.

(d) In no event will Buyer be liable for any claims asserted by Seller under any legal theory for lost profits, lost revenues, lost business opportunities, exemplary, punitive, special, incidental, indirect or consequential damages; each of which is expressly and implicitly waived by Seller.

Section 1.3 *Processor Commissions.* The Buyer and the Seller understand that the credit card processor will charge a fee or commission for processing receipts representing future credit card or debit card receivables of the Seller (the "Future Receivables") which have become actual receivables as shall be set forth in the processing agreement, and that the amounts due to Buyer hereunder shall be based solely upon the net amount due to Seller/merchant from the processor. Once an amount is remitted to Buyer by Seller or its processor, such amount shall not be refundable.

Section 1.4 *Other Processors.* The Seller hereby authorizes the Buyer to contact any current or prior credit card or debit card processor of the Seller in order to obtain whatever information it may require

regarding the Seller's transactions with any such credit card processors. Such information may include, but is not limited to, information necessary to verify the amount of credit card receivables previously processed on behalf of the Seller and any fees which may have been charged by the credit card processor. In addition to the foregoing, the Seller authorizes the Buyer to contact any current or prior credit card or debit card processor of the Seller in order to confirm that the Seller is exclusively using the credit card processor approved by the Buyer in accordance with this Agreement.

Section 1.5 *Account; Authorization to Withdraw from Accounts.* Seller represents and warrants that Seller's sole bank account ("Account") into which all settlement proceeds of Future Receivables will be deposited is that account identified by account name, account number and bank name that is listed above. If a processor transfers to the Account or any other account of Seller or Guarantor(s) any funds that should have been transferred to Buyer pursuant to this Agreement, or if Seller otherwise has monies deposited in its or Guarantor(s)'s account(s) that otherwise should have been transferred to Buyer pursuant to this Agreement, Seller shall, and shall cause Guarantor(s) to immediately segregate and hold all such funds in express trust for Buyer's sole and exclusive benefit. Seller and each Guarantor hereby irrevocably authorize Buyer and credit card processor to debit or otherwise withdraw (via electronic funds transfer ("EFT"), wires or otherwise and pursuant to the pre-authorized debit consent attached to this Agreement (the "PAD Consent") such funds and any fees, costs, charges or other amounts Buyer is entitled to receive hereunder, directly from all such accounts, including the Account, to the extent Seller is liable hereunder, and shall not revoke or cancel such authorizations until such time as Buyer has received the entire Purchased Amount of Future Receivables and any other amounts Buyer is entitled to receive hereunder. Seller and Guarantor(s) acknowledge and agree that Buyer and the credit card processor may issue pre-notifications to Seller's and Guarantor(s)'s bank(s) with respect to such debit, withdrawal and other transactions. Within two (2) business days of any request by Buyer, Seller shall provide, or cause the credit card processor, the applicable bank(s) or Guarantor(s) to provide, Buyer with records and other information regarding Seller's credit card sales, the Account and any other accounts of Seller or Guarantor(s). Seller and Guarantor(s) hereby authorize and direct the applicable bank(s) to provide Buyer with all such information in compliance with this Section 1.5.

2. SELLER / GUARANTOR AUTHORIZATIONS

Section 2.1 *Credit Information.* Seller and each of the guarantors listed below (together, "Guarantor"), each authorize Buyer and any credit reporting service engaged by Buyer to investigate its/their creditworthiness, financial responsibility and credit history, and each directs such credit reporting service to provide to Buyer other financial statements, tax returns, references or other financial information of the Seller and any Guarantor as Buyer deems necessary, prior to or subsequent to the execution of this Agreement. A photocopy of this authorization will be deemed as acceptable for release of Seller's and any Guarantor's credit and financial information. Seller authorizes Buyer to update its credit and financial profile from time to time in the future, as Buyer deems appropriate. An investigative or consumer report may be made in connection with this Agreement.

Section 2.2 *Monthly Statements.* Upon reasonable request, the Buyer shall provide Seller with a statement reflecting the delivery of the Purchased Percentage from the credit card receivables of the Seller via the credit card processor.

Section 2.3 *Transactional History.* Seller authorizes its processor to provide Buyer with Seller's credit card and/or debit card history.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS.

Seller and Guarantor(s) hereby represent, warrant and covenant that as of this date and during the term of this Agreement:

Section 3.1 *Seller's Conduct.* Until the Buyer has been paid in full hereunder, Seller shall: (i) exclusively use the credit card processor approved by the Buyer for the processing of all of its credit card and/or debit card transactions; (ii) not take any action to reduce or discourage the use of credit cards or permit any event to occur which could have an adverse effect on the use, acceptance or authorization of credit cards for the purchase of the Seller's services and products; (iii) not amend or terminate, or consent to the termination of, the processing agreement with the credit card processor approved by the Buyer; (iv) not breach or default under the processing agreement with the credit card processor approved by Buyer; (v) not change or permit the change of the credit card processor approved by the Buyer or add an additional credit card processor, in each case, without the express prior written consent of the Buyer; (vi) not sell, dispose, convey or otherwise transfer any of its business or all or any portion of its assets, in each case, without the express prior written consent of the Buyer, or without assignee's assumption of all of the Seller's obligations under this Agreement pursuant to terms and documentation satisfactory to the Buyer; (vii) not sell, dispose, convey, pledge, encumber or otherwise transfer (either voluntarily or involuntarily) any of its Future Receivables; (viii) disclose to the

Buyer the existence of any security interest or lien upon its accounts recievables and shall not grant any security interest or lien upon its accounts receivable in the future without Buyer's prior written consent; (ix) not incur any debt on its accounts receivable without the express prior written consent of the Buyer; (x) not commit fraud, which shall include the failure to disclose to Buyer that any security interest or lien exists upon the accounts receivables of the business prior to receiving funds from the Buyer; (xi) not incur chagebacks under its Processor Agreement in excess of one percent (1%); (xii) not permit any third party to process any of its credit card, debit card or payment transactions except as expressly approved in writing in advance by Buyer; (xiii) not close the business on account of Seller's or Guarantor's fraud, intentional misrepresentaion or criminal conduct; (xiv) and make commercially reasonable and good faith efforts to operate its business in a manner at least as effective as it was operating as of the date of this Agreement.

Section 3.2 *Business Information.* Seller's financial statements and information, copies of which have been furnished to Buyer, and future statements which will be furnished hereafter at the request of Buyer, fairly and accurately represent the financial condition of the Seller at such dates, and since those dates Seller has not materially changed the nature of the business it conducts from the type of business originally disclosued to Buyer. Seller has a continuing, affirmative obligation to advise Buyer of any adverse change in its financial condition, operation or ownership. Seller's failure to do so is deemed to be a material breach of this Agreement.

Section 3.3 *Reliance on Information.* The Seller acknowledges that the information (financial and other) provided by the Seller has been relied upon by the Buyer in connection with its decision to purchase the Future Receivables of the Seller.

Section 3.4 *Governmental Approvals.* The Seller possesses and is in compliance with all permits, licenses, approvals, consents and other authorizations necessary to conduct its business. The Seller is in compliance with any and all applicable federal, state and local laws and regulations. The Seller possesses all requisite permits, authorizations and licenses to own, operate and lease its properties and to conduct the business in which it is presently engaged.

Section 3.5 *Authorization.* The Seller, and the person(s) signing this Agreement on behalf of Seller, have full power and authority to enter into and perform the obligations under this Agreement, all of which have been duly authorized by all necessary and proper action of the Seller.

Section 3.6 *Legally Binding.* This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller and each Garantor in accordance with its terms.

Section 3.7 *No Violation.* Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement will: (i) violate any federal, provincial, local or foreign laws, statutes, rules, regulations, ordinances, permits, certificates or requirements applicable to the Seller or its business; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets are subject (or result in the imposition of any security interest or lien of any kind upon any of its assets, other than as granted to the Buyer hereunder). Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any third party or any governmental agency, authority, court, department or other instrumentality thereof, in order for the parties to consummate the transactions contemplated by this Agreement.

Section 3.8 *Insurance.* The Seller shall maintain business interruption insurance naming the Buyer as loss payee and additional insured up to the Purchased Amount, and shall provide Buyer proof of such insurance upon request.

Section 3.9 *Change of Name, Location, Etc.* The Seller will not conduct its businesses under any name other than as disclosed to the credit card processor accepted by the Buyer or the Buyer, or change any of its places of business as previously disclosed to the Buyer, unless written approval has been received from Buyer. In addition, Seller will not change its legal name, entity type or province of formation, unless it has provided the Buyer with not less than thirty (30) days prior written notice thereof and any documents, agreements and information reasonably requested by the Buyer with respect thereto.

Section 3.10 *Conduct of Business.* Seller shall continue to conduct its business consistent with past practice as disclosed to the Buyer, and shall comply with all of the terms and conditions of its processing agreement with the credit card processor approved by Buyer.

Section 3.11 *Operation of Business.* Seller has no present intention of closing its business or ceasing to operate its business, either permanently or temporarily. If Seller closes its business on account of Seller's or Guarantor's fraud, intentional misrepresentation or criminal conduct, then the Guarantor shall be liable for all outstanding amounts

owed hereunder

Section 3.12 *Business Purpose.* Seller is a valid business in good standing under the laws of the jurisdictions in which it is organized and/or operates, and Seller is entering into this Agreement for its business purpose and not as a consumer for personal, familial or household purposes.

Section 3.13 *Seller Not Indebted to Buyer.* The Seller is not a debtor of the Buyer as of the date of this Agreement

Section 3.14 *Exclusive Use of Processor.* Seller understands and agrees that the credit card processor accepted by the Buyer is the exclusive means through which the Seller can process its credit card and debit card transactions.

Section 3.15 *Solvency.* As of the date hereof, Seller is solvent, and is not contemplating bankruptcy or insolvency proceeding.

Section 3.16 *Litigation.* None of Seller, its shareholders, officers or directors is a party to any pending litigation that would have an impact on this Agreement and none of them has ever been fined or penalized by Visa or MasterCard.

4. ADDITIONAL TERMS.

Section 4.1 *Sale of Credit Card Receivables.* The Seller and the Buyer acknowledge and agree that the Purchase Price paid by the Buyer in exchange for the Purchased Amount of Future Receivables is a purchase of the Purchased Amount. This transaction is absolute and irrevocable and is not intended to be, nor shall it be construed as, a loan from the Buyer to the Seller. Each Future Receivable purchased by the Buyer hereunder represents a bona fide sale by the Seller to a credit card or debit card holder. Each Future Receivable purchased by the Buyer which becomes an actual receivable hereunder, shall be owned by and delivered to the Seller free and clear of all encumbrances. Seller, Buyer and Guarantor each acknowledge and agree that Seller is not a "consumer" with respect to this Agreement or the underlying transaction, and that neither this Agreement nor any limited guarantee related hereto shall be construed as a consumer transaction. In the event any amounts paid to Buyer under the Purchased Amount is the subject of a chargeback by the credit card processor, the then outstanding balance of the Purchased Amount shall be increased by the amount of such chargeback and shall be paid to Buyer from Future Receivables. Without in any way limiting the generality of the foregoing, the parties hereto intend, and the Seller hereby acknowledges and agrees, (i) that Seller has no legal or equitable interest in the Purchased Amount of Future Receivables, (ii) that if a petition in bankruptcy is filed against or by Seller, Seller becomes insolvent, or makes an assignment for the benefit of creditors (or Seller otherwise becomes subject to any receivership, bankruptcy insolvency or similar law of any jurisdiction), the Purchased Amount of Future Receivables is not property of its estate and (iii) that Seller no longer owns or controls the Purchased Amount of Future Receivables. Seller represents and warrants that it is selling the Purchased Amount of Future Receivables to Buyer in Seller's normal course of business and the Purchase Price paid by Buyer therefor is good and valuable consideration for such sale. Seller agrees to use the proceeds of such sale solely for business purposes. Seller is selling a portion of a future revenue stream to Buyer at a discount, not borrowing money from Buyer. Seller is required to allow Buyer to receive the revenue stream it purchased by complying with this Agreement, but Seller otherwise has no obligation to make any payments to Buyer. There is no interest rate or payment schedule and no time period during which the Purchased Amount must be collected by Buyer. Thus, if Future Receivables are remitted more slowly than Buyer may have anticipated or projected because Seller's business has slowed down, or if the full Purchased Amount is never remitted because Seller's business went bankrupt or otherwise ceased operations in the ordinary course of business, and no Event of Default has occurred, Seller would not owe anything to Buyer and would not be in breach of or default under this Agreement. Buyer is buying the Purchased Amount of Future Receivables knowing the risks that Seller's business may slow down or fail, and Buyer assumes these risks based on Seller's agreement to the terms of this Agreement, which are designed to give Buyer a reasonable and fair opportunity to receive the benefit of its bargain. By this Agreement, Seller transfers to Buyer full and complete ownership of the Purchased Amount of Future Receivables and Seller retains no legal or equitable interest therein.

Section 4.2 *Collection of Receivables.* As provided herein, the Purchased Percentage of each Future Receivable due to the Seller shall be paid to Buyer by the credit card processor approved by Buyer. In the event that Seller changes or permits the change of the credit card processor approved by the Buyer or adds an additional credit card processor, Buyer shall have the right, but not the obligation, without waiving any of its rights and remedies and without notice to Seller or any Guarantor, to notify the new or additional credit card processor of the sale of credit card receivables hereunder and shall have authority from Seller to direct such new or additional credit card processor to make payment to the Buyer of all or any portion of the amounts received by such credit card processor pursuant to this Agreement until all amounts hereunder have been paid in full. Seller hereby grants to

Buyer an irrevocable power of attorney, which power of attorney shall be coupled with an interest, and hereby appoints the Buyer or any of Buyer's representatives as Seller's attorney in fact, to take any and all action necessary to direct such new or additional credit card processor to make payment to the Buyer as contemplated by this Section 4.2.

Section 4.3 *Terms of Agreement.* This Agreement shall be in full force and effect until Buyer has received all amounts due and owing hereunder, including but not limited to the Purchased Amount.

Section 4.4 *Due Diligence.* For the purpose of ascertaining the ability of Seller to enter into and perform under this Agreement, Seller authorizes Buyer to conduct background, onsite and financial examinations of Seller which will include, address verifications for up to [illegible] cation of the status of the licenses, permits, authorizations and/or governmental filings of Seller; verification of insurance coverage; verification of good business practices through the appropriate agencies; and a search for bankruptcies, liens or judgments in all jurisdictions where business functions have been conducted Upon reasonable notice by Buyer, any onsite examination may include, without limitation, verifications that business is conducted as represented by Seller at all sites where it conducts business. The financial examination will include a review of Seller's current financial statements, most recent annual reports, tax returns for the previous three (3) years and all documentation supporting employee bonds and insurance policies of Seller If Seller is not publicly held, Buyer, or its agents, may conduct background and financial examinations of all principals owning five (5%) percent or more of Seller for information regarding the principal's criminal history for all jurisdictions where the principal has resided and has been employed, and may conduct a review of the credit standing of the principal in all jurisdictions where the principal has resided or been employed.

Section 4.5 *Security Interest and Hypothec.*

(a) Seller grants a security interest in the Collateral to the Buyer to secure the payment or performance of the obligations of the Seller hereunder ("Secured Obligations"). For the purposes of this Agreement, "Collateral" means all of the personal and movable property of the Seller wherever located, and now owned and hereafter acquired including, without limitation: (i) accounts, including, without limitation, debit or credit card receivables, whether now existing or created in the future; (ii) chattel paper; (iii) inventory; (iv) equipment; (v) instruments, including, without limitation, promissory notes; (vi) investment property; (vii) documents; (viii) deposit accounts; (ix) letter of credit rights; (x) general intangibles; (xi) supporting obligations; (xii) proceeds and products of the foregoing; and (xiii) personal property and movable property.

(b) The Seller hereby represents and warrants that (i) the provisions of this Agreement are effective to create in favour of the Buyer a valid security interest in all right, title, and interest of the Seller in, to and under the Collateral securing the Secured Obligations (ii) the Security Interest constitutes a valid security interest under the applicable *Personal Property Security Act* ("PPSA") securing the Secured Obligations; (iii) when PPSA financing statements naming the Buyer as "Secured Party" and the Seller as "Debtor", and describing the Collateral, shall be filed in the applicable jurisdictions and recording offices, the Security Interests granted in the Collateral will constitute perfected first priority security interests under the PPSA, in all right, title and interest to the Seller and in, to and under such Collateral pursuant hereto which can be perfected by filing under the PPSA and (iv) the Seller has rights in, and marketable title to, the Collateral. (The Seller covenants that without the prior written consent of Buyer it shall not during the term of this Agreement (i) change its name, identity or corporate structure, or change its jurisdiction of organization if the perfected Security Interest shall not thereafter continue to be perfected, or (ii) transfer any right, title or interest in any Collateral (including, without limitation, to a subsidiary) if such change would cause the Security Interest in such Collateral to lapse or cease to be perfected. The Seller shall, from time to time, at its expense, take such action that may be necessary or desirable, or that Buyer may reasonably request, in order to continue its perfected status in the Collateral with the same or better priority or otherwise create, preserve, perfect, confirm or validate the Security Interest, or to enable Buyer to exercise or enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral.

(c) *Movable Hypothecs Without Delivery on a Universality of Seller's Collateral.* If the Seller or Guarantor have any movable property located in the Province of Quebec, then without limitation to the other obligations of the Seller and Guarantor hereunder, as security for the performance of all the covenants set forth herein and all of the obligations of the Seller to the Buyer under this Agreement, each of the Seller and the Gurarantor hereby grant to the Buyer and/or its assignees or designees, if any, a movable hypothec in the amount of the Purchase Price plus the Buyer's Commission, subject only to the security interest of the credit card processor, if any, on a universality of all its present and future movable property, both corporeal and incorporeal including without limitation all Collateral. The Seller and Guarantor hereby each authorize the registration of the hypothec

granted herein at the Quebec *Registre des droits personnels et réels mobiliers* ("RDPRM") by the Buyer or any affiliate or subsidiary thereof, or any assignee or designee thereof, in order to register and perfect the hypothecary rights created hereunder. The Seller and Guarantor acknowledge receipt of an executed copy of this Agreement and, to the extent permitted by applicable law, waive the right to receive a copy of the document evidencing the registration of the hypothec created hereby.

(d) In case of the occurrence of any default by Seller hereunder and at any time thereafter during its continuance, Buyer may exercise all rights of a secured party under the PPSA (whether or not in effect in the jurisdiction where such rights are exercised). Buyer may be the purchaser of any or all of the Collateral sold at any public sale in order to procure such amounts as would normally be paid hereunder but for the Event of Default. The Seller will perform all actions as Buyer in its sole discretion deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale, the Collateral shall be delivered, assigned and transferred to Buyer. At any such sale, Buyer shall hold the Collateral free from any claim or right, and the Seller, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.

(e) The Seller hereby irrevocably appoints Buyer its true and lawful agent, said appointment being coupled with an interest, with full power of substitution, in the name of the Seller for the sole use and benefit of Buyer, but at the Seller's expense, to the extent permitted by law, to exercise, at any time and from time to time while Seller is in default hereunder and is continuing, all of the following powers with respect to all or any of the Collateral: (i) to demand, sue for, collect, receive and give a quittance for any and all monies due or to become due thereon or by virtue thereof; (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto; (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds thereof, as if Buyer were the absolute owner thereof, and (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; provided that Buyer shall give the Seller prior written notice in accordance with the requirements of the PPSA of the time and place of any sale or other disposition of any of the Collateral, except any Collateral which is perishable, threatens to decline speedily in value or is customarily sold on a recognized market.

Section 4.6 *Inspection of Premises.* Seller agrees to give Buyer, ~~upon demand, and without the need to provide prior notice~~, ~~immediate and~~ upon 24 hours notice complete access to Seller's business premises, records, credit card processor equipment, and contracts in order to verify Seller's compliance with any aspect of this Agreement. Buyer or its designated representatives and agents may photograph the interior and exterior of any of Seller's places of business, including any signage, and may photograph any Guarantor.

Section 4.7 *Event of Default.* The following events shall constitute "Event of Default" under this Agreement: (a) Seller violates or fails to comply with any term, covenant, representation or condition in this Agreement; (b) any representation or warranty made by Seller in this Agreement shall prove to have been incorrect, incomplete, false or misleading in any material respect when made; (c) Seller changes the credit card processor(s) approved by the Buyer without Buyer's prior written permission or fails to process all of its credit card transactions through the credit card processor approved by the Buyer; (d) Seller permits any event to occur (either voluntarily or involuntarily) that could or does cause a diversion of any credit card transactions to a credit card processor other than the processor(s) approved by the Buyer; (e) Buyer fails to have valid and unencumbered ownership in and to the Purchased Percentage of Future Receivables; (f) Seller materially changes the nature of the business it conducts from the type of business originally disclosed to Buyer in connection with this Agreement; or (g) Seller sells, disposes, conveys or otherwise transfers any portion of its business or all or any portion of its assets, in each case, without the express prior written consent of the Buyer. Upon the occurrence of an Event of Default, Buyer shall have, in addition to all other rights and remedies as defined under this Agreement or otherwise, all other rights and remedies provided under the UCC **Buyer, Seller and Guarantor each agree that Seller going bankrupt or out of business, in and of itself, does not constitute an Event of Default herein.**

Section 4.8 *Remedies.* Upon the occurrence of a Event of Default, Buyer may proceed to protect and enforce its right or remedies by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein, or to enforce the discharge of Seller's obligations hereunder, or pursuant to any other legal or equitable remedy. Upon Buyer's notice to Seller of any Events of Default, the amount of the Purchase Amount then payable but not already paid to Buyer, shall be due and payable to Buyer. In addition, upon an Event of Default, Buyer, at the expense of the Seller, may enforce its security interest or Hypothec, as the case may be, in the Collateral expressed in the PPSA or RDPRM filing and may automatically debit or otherwise withdraw such damages from Seller's account (including the Account) via EFT, wire transfers or

otherwise. Each of the remedies provided for herein are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity. Buyer shall not be required to give Seller notice of an Event of Default for Seller to be considered in default of this Agreement.

Section 4.9 *Fees and Costs.* Buyer shall be entitled to receive an administration fee of $30 per month for each calendar month that any amount remains outstanding under this Agreement. Such fee shall be added to the Purchased Amount on the first day of each month and paid to Buyer from the Purchased Percentage of Future Receivables. Seller shall also pay all reasonable fees and costs (including but not limited to attorney's fees, collection fees and costs) incurred by Buyer under this Agreement, including but not limited to fees and costs arising from or related to an Event of Default, a breach of this Agreement or the enforcement of Buyer's remedies set forth in Section 4.8 above.

Section 4.10 *Sale of Additional Pools of Future Credit Card Receivables; Schedules; ~~Right of First Refusal~~.* In the event that Seller wishes to sell and Buyer agrees to purchase an additional pool (or additional pools) of Future Receivables, then the parties agree that a new agreement for the additional pool of Future Receivables must be entered into or the parties may use this Agreement as the master agreement and add additional funds under an addendum to this Agreement. ~~The determination of how to proceed shall be in the sole determination of Buyer.~~ Under no circumstances will the Seller or Guarantor be relieved of its obligations under this Agreement. Nothing herein shall obligate either party to sell or purchase additional pools of credit card or debit card receivables; ~~however, Seller hereby grants Buyer the option of first refusal to purchase any such additional pool of future credit card or debit card receivables that Seller may wish to sell~~.

Section 4.11 *Daily Batch Amount; Use of Approved Processor.* Seller will batch out receipts with the Buyer's approved processor on a daily basis. In the event that Seller is unable to procure such processor's compliance in a timely manner or as otherwise required under this section, within two (2) business days' written notice by Buyer to Seller of the same, Seller shall at its sole expense terminate its relationship with such processor and exclusively engage the services of an alternative credit card processor that Buyer approves in writing, and enter into the merchant credit card processing agreement as the alternative credit card processor may require.

Section 4.12 *Processing Trial; Commencement of Agreement;* Upon the execution of this Agreement by Seller but prior to Buyer's obligation to perform under this Agreement, the parties shall conduct a processing trial of four (4) or fewer business days in order to ensure that the Seller's credit card and/or debit card transactions are being correctly processed through Buyer's approved processor and that Buyer is timely receiving the daily batch amounts in a satisfactory manner and format. Nothing herein shall create an obligation upon Buyer to enter into this Agreement after the trial period. This Agreement shall commence upon Buyer's payment to Seller of the Purchase Price and shall not require a signature from Buyer. ~~In the event Buyer determines, in its sole discretion, after Seller has executed this Agreement but before Buyer's purchase of the Purchased Amount, that Buyer is not interested in purchasing Seller's Future Receivables, Buyer shall be entitled to retain up to $500 of funds previously collected from Seller to cover Buyer's underwriting costs.~~

5. STANDARD PROVISIONS

Section 5.1 *Modifications; Amendments.* No modification, amendment, or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by both parties.

Section 5.2 *Notices.* All notices, requests, demands and other communications provided hereunder, including disputes or inaccuracies concerning information furnished to credit reporting agencies, shall be in writing and shall be delivered by mail, email, overnight delivery or hand delivery to the respective parties to this Agreement. Notices shall be sent to the addresses set forth on the face of this Agreement.

Section 5.3 *Waiver; Remedies.* No failure on the part of the Buyer to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of any other right. The remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity. Seller consents to the waiver of notice prior to Buyer exercising any and all rights provided for in this Agreement.

Section 5.4 *Binding Effect.* This Agreement shall be binding upon and inure to the benefit of Seller, the Buyer and their respective successors and assigns, except that Seller shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Buyer, which consent may be withheld in the Buyer's sole discretion. Any assignment or delegation of duties by Seller without Buyer's prior written consent shall be void. The Buyer reserves the right to assign this Agreement with or without prior notice to Seller.

Section 5.5 *PPSA Financing Statements; Further Assurances.* Seller hereby authorizes Buyer to file one or more PPSA financing statements or RDPRM hypothec registrations evidencing the sale of the Purchased Amount of Future Receivables hereunder, and any continuation statements

or amendments thereto, and ratifies the filing of any financing statement filed by Buyer prior to the effectiveness hereof. The PPSA financing statement RDPRM hypothec registration may state that the sale of the credit card and/or debit card receivables of the Seller is intended to be a sale and not an assignment for security and may state that the Seller is prohibited from incurring any debt, transferring future receivables to any other person, or granting any security interests in its Future Receivables until Buyer has received all amounts due under this Agreement. In addition, Seller agrees that it shall, from time to time, promptly execute and deliver all instruments and documents, and take all further action, that may be necessary or appropriate, or that Buyer may request, in order to perfect against Seller and all third parties the sale of the Purchased Amount of Future Receivables hereunder or to enable Buyer to exercise and enforce its rights and remedies hereunder. Buyer reserves the right to obtain reimbursement from Seller for all costs associated with the filing of any PPSA financing statements or RDPRM hypothec registrations, including a $250 charge for each PPSA financing statement or RDPRM hypothec registration filed.

Section 5.6 *Governing Law.* This Agreement shall be deemed to have been made in Ontario, Canada and any controversy arising under or in relation to this Agreement shall be governed by and construed in accordance with the laws of Ontario, Canada. Subject to the settlement of disputes by arbitration in accordance with Section 6 below, any legal action or proceeding relating to this agreement shall be instituted in the courts of the Province of Ontario. Subject to settlement of disputes by arbitration in accordance with Section 6 below, Seller and Guarantor(s) hereby agree that any of the above-named courts shall be a convenient forum for any such suit, action, controversy, or proceeding of any kind between or among the parties, arising out of, related to, in connection with, or incident to this Agreement or any of the transactions it contemplates. Seller and Guarantor(s) waive, to the fullest extent permitted by law, (i) any objection that Seller or Guarantor(s) may now or later have to the laying of venue of any suit, action, controversy, or proceeding arising out of, relating to, in connection with, or incident to this Agreement or any of the transactions it contemplates in the above-named courts, (ii) any objection to personal jurisdiction applying in any such courts, and (iii) any claim that any such suit, action, controversy or proceeding brought in any such courts has been brought in an inconvenient forum.

Section 5.7 *Counterpart Signatures.* This Agreement may be executed in counterparts and a facsimile signature copy or PDF may be deemed as effective as an original signature.

Section 5.8 *Survival of Representations, etc.* All representations, warranties and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force and effect until all obligations under this Agreement shall have been satisfied in full and this Agreement shall have terminated.

Section 5.9 *Entire Agreement.* This Agreement sets forth the entire agreement and understanding of the parties with respect to the sale transaction contemplated herein and supersedes all prior agreements and understandings related to the subject matter hereof. It is further agreed that this Agreement and any addenda or riders hereto are the result of extensive negotiations between the parties. It is understood and agreed that both parties shall be deemed to have drafted these documents in order to avoid any negative inference by any court against the preparer of this Agreement, i.e. the parties expressly waive invocation of the doctrine of *contra proferentum*

Section 5.10 *JURY TRIAL WAIVER.* To the extent such waiver is permitted by law, THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THIS AGREEMENT OR THE ENFORCEMENT HEREOF OR THEREOF. THE PARTIES HERETO ACKNOWLEDGE THAT EACH MAKES THIS WAIVER KNOWINGLY, WILLINGLY, INTENTIONALLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATION OF THIS WAIVER WITH THEIR ATTORNEYS.

Section 5.11 *Captions.* The captions are included only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Agreement, nor the intent of any provisions thereof.

Section 5.12 *Severability.* In case any of the provisions in this Agreement is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any other provisions contained herein or therein shall not in any way be affected or impaired.

Section 5.13 *Publicity.* Seller and each Guarantor authorize Buyer to use its, his or her name in a listing of clients and in advertising and marketing materials.

Section 5.14 *Monitoring, Recording and Solicitations.*

(a) **AUTHORIZATION TO CONTACT SELLER BY TELEPHONE.** SELLER AND EACH GUARANTOR AUTHORIZE BUYER, ITS AFFILIATES, AGENTS AND INDEPENDENT CONTRACTORS TO CONTACT SELLER AND EACH GUARANTOR AT ANY TELEPHONE NUMBER SELLER OR ANY GUARANTOR PROVIDES TO BUYER OR FROM WHICH SELLER OR ANY GUARANTOR PLACES A CALL TO

BUYER, OR ANY TELEPHONE NUMBER WHERE BUYER BELIEVES IT MAY REACH SELLER OR ANY GUARANTOR USING ANY MEANS OF COMMUNICATION, INCLUDING, BUT NOT LIMITED TO, CALLS OR TEXT MESSAGES TO MOBILE, CELLULAR WIRELESS OR SIMILAR DEVICES AND CALLS OR TEXT MESSAGES USING AN AUTOMATED TELEPHONE DIALING SYSTEM AND/OR ARTIFICIAL VOICES OR PRERECORDED MESSAGES, EVEN IF SELLER OR A GUARANTOR INCURS CHARGES FOR RECEIVING SUCH COMMUNICATIONS.

(b) **AUTHORIZATION TO CONTACT SELLER BY OTHER MEANS.** SELLER AND EACH GUARANTOR ALSO AGREE THAT BUYER, ITS AFFILIATES, AGENTS AND INDEPENDENT CONTRACTORS MAY USE ANY OTHER MEDIUM, AS PERMITTED BY LAW AND INCLUDING, BUT NOT LIMITED TO, MAIL, E-MAIL AND FACSIMILE, TO CONTACT SELLER AND EACH GUARANTOR.

(c) **RIGHTS TO OPT-OUT OR MAKE CHANGES.** SELLER AND EACH GUARANTOR ARE NOT REQUIRED TO AGREE TO SECTIONS 5.14(a) OR 5.14(b) IN ORDER TO ENTER INTO THIS AGREEMENT. If Seller or any Guarantor wishes to opt out of Section 5.14(a) and/or 5.14(b), OR IF Seller or any Guarantor wants to change how Buyer contacts them, including with respect to any telephone number that Buyer might use, please call Buyer at (516) 247-1909 or write to Buyer at the address set forth above

(d) **AUTHORIZATION TO RECORD CALLS.** Seller and each Guarantor agree that Buyer, its affiliates, agents and independent contractors may listen to or record telephone calls between Seller or any Guarantor and Buyer's representatives without additional notice to Seller or any Guarantor.

6 **ARBITRATION AND CLASS ACTION WAIVER.** This Section 6 shall be referred to hereinafter as the "Arbitration Agreement.

All disputes or differences arising out of or related in any way to this Agreement except for those for which other dispute resolution mechanisms have been specifically provided for shall be submitted to the decision of three (3) arbitrators, one (1) each to be chosen by each Party, and the third to be chosen by the two (2) previously selected arbitrators. The arbitration proceedings shall commence by the issuance by a Party to the other Party of a demand to arbitrate which shall include the nomination by the Party issuing the demand of an arbitrator The other Party shall have ten (10) days from receipt of the demand to appoint an arbitrator, failing which such arbitrator shall, at the request of Party issuing the demand, be appointed by application to the courts of the Province of Ontario having competent jurisdiction therefor.

The arbitration proceedings shall take place in Toronto, Ontario in English. Other than as specified herein, the rules of the Arbitrations Act, 1991 of Ontario shall apply.

The applicant shall submit its case in writing within thirty (30) days after the appointment of the arbitration panel, and the respondent shall submit his reply in writing within thirty (30) days after receipt of such case. The arbitrators shall apply the rules of evidence and Law applicable in courts sitting in the Province of Ontario. The arbitration panel shall be empowered to award provisional (including injunctive) relief upon proper application, but a Party shall be entitled, pending the appointment of all such arbitrators and the convening of such arbitration, to seek such relief from any court otherwise having competent jurisdiction over such matter.

The arbitration panel shall have the discretion to order a pre-hearing exchange of information by the Parties, including, without limitation, production of requested documents, exchanging of summaries of testimony of proposed witnesses and examination by deposition of Parties.

The arbitration panel shall render a written, reasoned decision on each issue before it, in which decision it shall also state how each arbitrator voted. Any decision by the arbitration panel shall be binding upon the Parties and may be entered as a final judgment in any court having jurisdiction.

The cost of any arbitration proceeding shall be borne by the Parties as the arbitration panel shall determine if the Parties have not otherwise agreed.

Section 6.4. *Arbitration Fees and Costs.* If Buyer initiates a dispute and either Buyer or Seller elects arbitration of that dispute, or if Seller initiates a dispute and elects to arbitrate that dispute at the time Seller initiates it, Buyer will be responsible for paying all of the arbitration fees. Arbitration fees do not include attorneys' fees incurred by Buyer and/or Seller in connection with an arbitration proceeding. If Seller initiates a dispute, but does not elect to arbitrate that dispute, and Buyer elects to arbitrate that dispute, Seller will be responsible for paying Buyer's share of the arbitration fees up to the amount of any filing fees Seller would have incurred if Seller had brought a claim in the state or federal court closest to Seller's physical address set forth above, and Buyer will pay the remainder of the fees.

Section 6.5. *Exceptions.* Notwithstanding any other provisions of this Agreement, Seller or Buyer may seek relief in a small claims court for claims arising hereunder within the jurisdiction of that court. In addition, Seller and Buyer agree that this Arbitration Agreement does not stop Seller or Buyer from exercising any lawful rights to seek provisional remedies or self-help remedies out of court without waiving the right to arbitrate, and the exercise of self-help remedies is not exempt from legal challenge in arbitration or otherwise. Notwithstanding any other provisions of this Agreement, if the foregoing prohibition against consolidated, class and/or

representative arbitration is determined to be invalid or unenforceable, then this entire Arbitration Agreement shall not apply. If any portion of this Arbitration Agreement other than the prohibition on consolidated, class and representative arbitration is deemed invalid or unenforceable, it shall not invalidate the remaining portions of this Arbitration Agreement.

Section 6.6. *Arbitration Agreement Is Optional.* SELLER HAS THE RIGHT TO REJECT THIS ARBITRATION AGREEMENT, BUT MUST EXERCISE THIS RIGHT PROMPTLY. If Seller does not wish to be bound by this agreement to arbitrate, Seller must notify Buyer in writing within sixty (60) days after the date of this Agreement. Seller must send its request to: Snap Advances, c/o Legal Counsel, 23 Troyer Court, Thornhill, Ontario, Canada L4J 2M6. The request must include Seller's full name, address, account number, and the statement: "I reject the Arbitration Agreement contained in my Purchase and Sale Agreement for Future Receivables with Snap Advances." If Seller exercises its right to reject arbitration the other terms of this Agreement shall remain in full force and effect as if Seller had not rejected arbitration.

Section 6.7. *Cure Provision.* Seller and Buyer intend for both of them to have the right to arbitrate disputes on an individual basis as set forth above. In the event that a court finds any reason to invalidate or refuse to enforce this Arbitration Agreement, the party aggrieved by that decision shall have the right to take unilateral action to eliminate the basis for the court's decision, such as by waiving any right or remedy it has under this Agreement or agreeing to additional fee or cost shifting. This cure right may be exercised during briefing of a motion to compel arbitration, during oral argument, or in a renewed motion to compel arbitration. If a renewed motion is filed, Seller and Buyer agree that the exercise of cure rights hereunder shall constitute new facts permitting such a renewed motion.

Section 6.8. *Language.* Seller has requested that this agreement and all related documents be drawn up in the English language with which request Buyer agrees. *Seller a demandé que le présent contrat ainsi que toute la documentation d'accompagnement soient rédigés en anglais, requête à laquelle le Buyer consent.*

The Seller and each Guarantor warrant and represent that the Seller Information and Guarantor Information provided above are accurate and complete. The Seller and each Guarantor acknowledge that any misrepresentation, misinformation and/or breach of any of the express terms of this Agreement constitutes a material breach of this Agreement.

ACCEPTANCE OF AGREEMENT

Upon execution below, each of the parties hereto shall be obligated under this Agreement and shall be subject to all of the terms and conditions, **including the Arbitration Agreement, class action waiver** and other additional terms, addenda or riders. The person(s) executing this Agreement on behalf of the Seller warrants and represents that he/she is authorized to bind the Seller to all of the terms and conditions set forth on the front and reverse side of this Agreement and that all of the information provided herein is true and accurate in all respects. Buyer's payment of the Purchase Price shall be deemed Buyer's acceptance of this Agreement, notwithstanding Buyer's failure to execute this Agreement.

SELLER:

Signature	Print Name of Owner/Guarantor	Date	Title
X	anadian Teleradiology Serv		
X			
X			

Sellers Initials

GUARANTOR:

X	Mitchell Geisler		
Signature	Print Name of Owner/Guarantor	Date	Title
X			
Signature	Print Name of Owner/Guarantor	Date	Title
X			
Signature	Print Name of Owner/Guarantor	Date	Title

SNAP ADVANCES LLC:

X			
Signature	Print Name	Date	Title

Authorization, Merchant understands that Merchant may contact Bank or visit www.cdnpay.ca. This PAD Authorization applies only to the method of payment and Merchant agrees that revocation of this PAD Authorization does not terminate or otherwise having any bearing on the Agreement. This PAD Authorization may be discontinued at any time by Snap without notice. Delivery of this PAD Authorization, to Snap, constitutes delivery by Merchant to Bank. Merchant confirms that the debits authorized hereunder are for business purposes. Merchant hereby waives the right to receive any notice, written or otherwise, from Snap of the amount to be debited and the date(s) on which such debits are to be processed, as well as notice of any and all future changes to the amounts or payment dates.

Merchant hereby waives the "Pre-notification/Confirmation" requirements set out in Appendix II of Rule H1 ("Pre-authorized Debits") of the Canadian Payments Association. Merchant understands that Merchant has recourse rights if any debit does not comply with this PAD Authorization. For example, Merchant has the right to receive reimbursement for any debit that is not authorized or is not consistent with this PAD Authorization. To obtain more information on Merchant's recourse rights, Merchant may contact the Bank or visit www.cdnpay.ca. Merchant consents to the disclosure of any relevant information contained in the Agreement and this PAD Authorization to the financial institution for purposes of the Automatic Debit Program. Snap may assign this PAD Authorization, whether directly or indirectly, by operation of law, change of control, or otherwise, by providing at least 10 days prior notice to Merchant. All capitalized terms used in this PAD Authorization and not otherwise defined shall have the meaning set out in the Agreement.

Merchant understands that Merchant may contact Snap at the address set out in the Agreement to make inquiries, obtain information or seek any recourse rights.

AGREED BY SELLER:

X __________ nadian Teleradioligy Ser __________

Signature **Print Name of Owner/Guarantor** **Date** **Title**

LIMITED PERSONAL GUARANTEE

This Limited Personal Guarantee (this "Guarantee") incorporates by reference the terms and conditions of the Purchase and Sale Agreement for Future Receivables (the "Purchase Agreement") entered into between the Seller and Buyer (Snap Advances ULC). Each of the capitalized terms used herein shall have the same meaning given to it in the Purchase Agreement, unless otherwise specifically defined herein.

As an additional inducement for Buyer to enter into the Purchase Agreement, each of the undersigned (together, "Guarantor") provide this limited personal guarantee. The undersigned shall have no personal liability for any amount Seller owes Buyer under the Purchase Agreement; however, and notwithstanding the foregoing, each Guarantor shall be jointly and severally, unconditionally personally liable to the Buyer for all amounts due and owing under the Purchase Agreement in the event any of the following shall occur ("Trigger Provisions"): (1) while the Seller is conducting business operations, and without the prior written consent of Buyer, Seller: (i) fails to exclusively use the credit card processor approved by the Buyer for the processing of all of its credit card and/or debit card transactions; (ii) takes action to affirmatively reduce or discourage the use or processing of credit cards or debit cards for the purchase of the Seller's services and products; (iii) terminates or materially amends, or consents to the termination or material amendment of the processing agreement with the credit card processor approved by the Buyer; (iv) adds another credit card processor (not approved by the Buyer) and processes credit card or debit card transactions through such new processor; (v) sells, disposes, conveys or otherwise transfers (either voluntarily or involuntarily) any portion of its business or its business assets; or (vi) pledges or encumbers any of its Future Receivables in favor of anyone other than Buyer; (2) Seller materially misrepresents or commits fraud on Buyer, which shall include the Buyer's knowing failure to disclose to Buyer a security interest or lien that exists upon the Future Receivables prior to receiving funds from the Buyer; and (3) Seller's closure of its business on account of Seller's or Guarantor's fraud, intentional misrepresentaions or criminal conduct. **Seller going bankruptcy or out of business, in and of itself, is not a Trigger Provision hereunder and shall not, without more, give rise to any liability under this Guaranty.**

Each Guarantor acknoweldges that he/she is involved with the Seller and derives a direct financial benefit or other benefit from the Buyer's willingness to enter into the Purchase Agreement. Each Guarantor agrees that Buyer may compromise or settle with the Seller on any terms accepable to Buyer and that each Guarantor waives all defenses and notice of these changes, and that such changes or compromise will not reduce, alter or impact the Guarantor's obligations, if any, under this Guarantee. If any of the Trigger Provisions occur, Guarantor will immediately pay in accordance with the default provisions of the Purchase Agreement all sums due under the terms of the Purchase Agreement and will perform all obligations of the Purchase Agreement.

This Guarantee shall be governed by and construed in accordance with the laws of the Province of

Ontario. Each Guarantor consents to the jurisdiction of the courts located in the Province of Ontario in Toronto and agrees that such courts shall be the exclusive forum for all actions, proceedings or litigation arising out of or relating to this Guarantee or subject matter thereof, notwithstanding that other courts may have jurisdiction over the Guarantor and the subject matter thereof.

If it is necessary for Buyer to proceed legally to enforce this Guarantee, Guarantor expressly agrees to pay all fees and costs, including reasonable attorney's fees, incurred in the enforcement of this Guarantee and the Purchase Agreement. It is not necessary for Buyer to proceed first against the Seller before enforcing this Guarantee or to notify Guarantor if the Seller defaults. By signing this Guarantee, Guarantor authorizes Buyer to obtain credit bureau reports on the Guarantor and any other financial information that is deemed necessary by Buyer. **Each Guarantor agrees to Section 6 of the Purchase Agreement, which allows Buyer and Guarantor(s) to elect individual arbitration of disputes.**

Each Guarantor acknowledges that: (a) she/he understands the seriousness of the provisions of this Guarantee and any misrepresentation may constitute fraud; (b) she/he has had a full opportunity to consult with counsel of her/his choice; and (c) she/he has consulted with such counsel or has decided not to avail herself/himself of that opportunity.

X____________ Mitchell Geisler Jun 8/2015

Signature **Print Name of Guarantor** **Date**

X____________

Signature **Print Name of Guarantor** **Date**

X____________ N/A

Signature **Print Name of Guarantor** **Date**

PROVINCE OF Ontario)

DISTRICT OF)

On this 8 day of Jun , 20 personally appeared before me Mitchell Geisler (alone) signer(s) of the above Guarantee and the related Purchase Agreement, who duly acknowledged to me that executed the same as a Guarantor of the Guarantee and as an Owner and/or Guarantor of the Purchase Agreement.

Notary Public

Anthony Prakash Navaneelan J.D.

or

Commissioner of Oaths for Quebec residents

MAMANN, SANDALUK & KINGWELL LLP
Barristers & Solicitors
82 Richmond Street East
Toronto, Ontario M5C 1P1
Tel (416) 862-0000 Fax (416) 862-0625
info@migrationlaw.com

SNAP

136 E South Temple Suite 2420
Salt Lake City, UT 84111
877.557.7627 - snapadvances.com

Friday, June 05, 2015

ADDENDUM #1
TO THE PURCHASE AND SALE AGREEMENT
FOR FUTURE RECEIVABLES

This is an Addendum to that Purchase and Sale Agreement for Future Receivables ("Agreement") dated ______________, 2015, by and between **SNAP ADVANCES, LLC** ("Buyer"), and **Canadian Teleradioligy Services Inc.**, ("Seller"), and **Michael Geisler** ("Guarantor(s)").

Now, therefore, in consideration of the premises and mutual representations, covenants, undertakings and agreements hereinafter contained, Buyer and Seller represent, covenant, undertake and agree to the following:

1. Buyer agrees to discount and reduce the Purchased Amount as indicated on Page 2 of the Agreement according to the following schedule:

Early Payoff (in # of calendar days)	Discounted Purchased Amount
If paid within 90 days after funding date	**$177,940.00**
If paid within 91-120 days after funding date	**$183,680.00**
If paid within 121-150 days after funding date	**$189,420.00**

2. If Seller transfers, sells, conveys, or otherwise encumbers any portion or all of its future receivables to another lender or funding company then this Discounted Purchased Amount shall be rendered null and void and the Seller shall be responsible for the full Purchased Amount as shown on the Agreement.

3. If an "Event of Default" occurs under section 4 the Agreement then this Discounted Purchased Amount shall be rendered null and void and the Seller shall be responsible for the full Purchased Amount as shown on the Agreement.

4. To qualify for the Discounted Purchased Amount, Buyer must receive cleared funds via wire transfer prior to 11:59 PM EST on the above-referenced number of days after the funding date.

5. Wired funds must originate directly from the Seller's business checking account. If wired funds originate from another lender or funding company then the outstanding balance must be paid-in-full.

Execution of this Addendum is made as of ______________ 2015

BUYER:

SNAP ADVANCES, LLC

By ______________________________

Its: Authorized Representative

SELLER:

Canadian Teleradioligy Services Inc.

By: ______

Its: Authorized Representative